EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated December 5, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in PLATO Learning, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the references to us under the headings “Experts” and "PLATO Summary Selected Consolidated Financial Data" in such Amendment No. 1 to Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 4, 2001